AMENDMENT NO. 4 TO
CREDIT AGREEMENT
This AMENDMENT NO. 4 to CREDIT AGREEMENT, dated as of June 8, 2018 (this “Amendment”), among GREATBATCH LTD., a New York corporation (the “Borrower”), INTEGER HOLDINGS CORPORATION (the “Parent”) and MANUFACTURERS AND TRADERS TRUST COMPANY, acting in its capacity as Administrative Agent, and the Lenders party hereto.
Background
The Borrower, the Parent, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of October 27, 2015, as modified pursuant to that certain Consent of Lenders, dated as of February 9, 2016 and that certain Memorandum of Correction, dated as of April 19, 2016, as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of November 29, 2016, that certain Second Amendment to Credit Agreement, dated as of March 17, 2017, and that certain Third Amendment to Credit Agreement, dated as of November 7, 2017 (as further amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Fourth Amendment Effective Date (as defined below), the “Existing Credit Agreement”), which provides for certain extensions of credit to the Borrower, subject to certain conditions.
The Borrower has requested certain amendments to the Existing Credit Agreement as set forth herein, and the requisite Lenders parties to the Credit Agreement are willing to amend the Existing Credit Agreement in the manner and subject to the terms set forth below (the Existing Credit Agreement, as amended by this Amendment, and as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).
NOW THEREFORE, in consideration of the promises and conditions set forth in this Amendment, and intending to be legally bound, the parties hereto hereby agree as follows:
Section 1.Defined Terms. Terms used in this Amendment that are capitalized but not defined shall have the meanings given to such terms in the Credit Agreement. This Amendment amends the Existing Credit Agreement, as in effect on the date hereof.
SECTION 2.    Amendments.
2.1    Section 1.1 (Defined Terms) of the Existing Credit Agreement is amended as follows:
2.1.1    the following definitions are added in alphabetical order:
AS&O Capital Stock: all of the outstanding Capital Stock of (a) American Technical Molding, Inc., a California corporation, (b) UTI Holdings, LLC, a Delaware limited liability company, (c) Spectrum Manufacturing, Inc., a Nevada corporation, (d) Lake

Region Medical GmbH, a Gesellschaft mit beschränkter Haftung organized under the Laws of Germany, and (e) Greatbatch Medical SAS, a société par actions simplifiée organized under the Laws of France.
AS&O Sale: the sale by the Borrower and/or certain of its direct and indirect Subsidiaries to Bandera Acquisition, LLC (or its assignee permitted under the AS&O Purchase and Sale Agreement) of the AS&O Capital Stock and the Acquired Assets (as defined in the AS&O Purchase and Sale Agreement) pursuant to the AS&O Purchase and Sale Agreement, for which the following conditions have been met: (a) the Borrower shall have delivered to the Administrative Agent notice of the closing of the AS&O Sale not less than two Business Days prior to such closing (or such shorter time as may be agreed by the Administrative Agent), (b) the Borrower shall have delivered to the Administrative Agent at the time of or prior to the closing of the AS&O Sale (i) a certificate from a Financial Officer of the Borrower, dated as of the date of the closing of the AS&O Sale, certifying (y) that the AS&O Sale has been (or substantially concurrently with delivery of such certificate shall be) consummated pursuant to the terms of the AS&O Purchase and Sale Agreement with such amendments thereto that are not materially adverse to the Lenders and (z) the amount necessary to fully prepay or redeem the Senior Notes and (ii) an Officer’s Compliance Certificate, dated as of the date of the closing of the AS&O Sale, (y) certifying (A) that the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of such date and (B) the absence of any Default and Event of Default as of such date and (z) demonstrating that the Borrower shall be in compliance with all financial covenants set forth in Article 7 of the Credit Agreement after giving pro forma effect to the AS&O Sale and any prepayment of Loans or Senior Notes pursuant to Subsection 2.1.9 of this Agreement, (c) the AS&O Sale shall be consummated no later than December 31, 2018.
AS&O Sale Documents: the AS&O Purchase and Sale Agreement, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto.
AS&O Purchase and Sale Agreement: that certain Master Purchase and Sale Agreement, dated as of May 3, 2018, by and among the Borrower, Bandera Acquisition, LLC and Parent, as the same may be amended from time to time in accordance with this Agreement.
Fourth Amendment Effective Date: June 8, 2018.

2.1.2     the definition of “Adjusted EBITDA” is hereby amended as follows:
(a)     the word “and” is removed after clause (m) therein;
(b)    the word “and” is added after the “,” at the end of clause (n); and
(c)     a new clause (o) is inserted immediately after clause (n) therein, which shall read as follows:
(o) non-recurring actual expenses in connection with the AS&O Sale, including any prepayment premiums in connection with the prepayment or redemption of the Senior Notes, not to exceed $50,000,000 in the aggregate incurred prior to March 31, 2019,
2.2    Subsection 2.1.9 (Mandatory Prepayments) is amended as follows:
2.2.1    the first sentence therein is amended to insert “or clause (d), as applicable” after “clause (c)” therein.
2.2.2    the first sentence of clause (c) therein is amended as follows:
(a)     the word “and” is removed after “(g)” therein and replaced with “,”; and
(b)    the words “and (j)” is inserted after “(h)” therein.
2.2.3    a new clause (g) is inserted after clause (f) therein, which shall read as follows:
(g)        AS&O Sale Dispositions. Notwithstanding anything to the contrary contained in this Agreement, at any time that Parent or any of its Subsidiaries sells, transfers or otherwise disposes of any of its assets or property in connection with the AS&O Sale, the Borrower shall promptly prepay or redeem, as applicable, the Senior Notes and the Loans with the net cash proceeds of such disposition as set forth in clause (d) of Subsection 2.1.10 (Application of Prepayments). If any proceeds are received in a form other than cash and subsequently converted into cash, then such proceeds shall be treated as net cash proceeds for purposes of this clause (g) at such time as they are converted into cash. Nothing in this paragraph shall be construed to permit dispositions otherwise prohibited by this Agreement.
2.3    Subsection 2.1.10 (Application of Prepayments) of the Existing Credit Agreement is amended as follows:

2.3.1    the first word of clause (c) therein is removed and replaced with “Except for any mandatory prepayments of Loans pursuant to clause (g) of Subsection 2.1.9 (Mandatory Prepayments), any”; and
2.3.2    a new clause (d) is inserted after clause (c) therein, which shall read as follows:
(d)        Any mandatory prepayments pursuant to clause (g) of Subsection 2.1.9 (Mandatory Prepayments) shall be applied first, to prepay or redeem the outstanding Senior Notes in an amount up to the amount necessary to fully prepay or redeem such notes (including any premium, charge or other amount due in connection therewith); second, to prepay outstanding RC Loans up to the aggregate outstanding amount without a corresponding permanent reduction of the RC Commitment; and third, to the extent there shall remain net cash proceeds after the RC Loans are prepaid in full, to prepay outstanding Term B Loans otherwise due and payable on the Term B Loan Maturity Date.
2.4    Subsection 8.7.2 (Sales and Other Dispositions) is amended as follows:
2.4.1    the word “and” is removed after clause (h) therein and replaced with “,”;
2.4.2    the “.” At the end of clause (i) therein is replaced with “; and”; and
2.4.3     a new clause (j) is inserted after clause (i) therein, which shall read as follows:
(j)        the AS&O Sale.
2.5    Subsection 9.1.9 (Discontinuance of Business) is amended to insert “, which, for the avoidance of doubt, does not include the AS&O Sale” after “Material Line of Business”.
SECTION 3.    REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Administrative Agent to agree to the amendments set forth in this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(a)    As of the date hereof, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein.
(b)    Each of the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and other Loan Documents is true and correct in all material respects both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date.
(c)    No consent or approval of any third party, or any governmental agency or authority, is necessary in connection with the execution, delivery and/or performance of this Amendment or any other instrument, agreement or other document executed and/or delivered in connection herewith and/or the enforceability hereof or thereof.
(d)    The amendments set forth herein and the execution, delivery and performance of the AS&O Purchase and Sale Agreement (considered collectively with any prepayment of Loans or Senior Notes pursuant to Subsection 2.1.9 of the Credit Agreement) do not conflict with the provisions of the Senior Note Documents or any other indenture or credit facility of the Borrower.
(e)    Upon satisfaction of the conditions set forth in Section 4 (Conditions Precedent) below, the Existing Credit Agreement, as amended by this Amendment, and each other Loan Document is and will constitute the legal, valid and binding obligation of the applicable Loan Party, enforceable against it in accordance with the terms thereof.
SECTION 4.    CONDITIONS PRECEDENT.
4.1    The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective, as of the date first above written, upon satisfaction of the following:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, the Parent, the Administrative Agent, and Majority Lenders;
(b)    The Administrative Agent shall have received a copy of the AS&O Sale Documents duly executed by the parties thereto and certified by an officer of the Borrower as of the Fourth Amendment Effective Date.
(c)    The Administrative Agent shall have received an Officer’s Compliance Certificate, dated as of the Fourth Amendment Effective Date, certifying that the representations and warranties contained in this Amendment and the Credit Agreement are true and correct in all material respects as of such date and the absence of any Default and Event of Default as of such date.
(d)    The Administrative Agent shall have received payment by the Borrower of the fees set forth in the fee letter of even date herewith and all reasonable out-of-pocket costs, expenses (including but not limited to attorneys’ fees) and other amounts required to be paid by the Borrower in connection with the execution and delivery of this Amendment or otherwise under the Loan Documents; and

(e)    The Administrative Agent shall have received such other documents and information as the Administrative Agent shall reasonably request on or prior to the date that the condition in clause (a) above is satisfied.
SECTION 5.    MISCELLANEOUS.
5.1    Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.
5.2    Ratification. Except as specifically modified hereby, all of the terms, covenants and conditions of the Existing Credit Agreement and each of the other Loan Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.
5.3    Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Loan Documents, the Borrower agrees to pay all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of its counsel, Drinker Biddle & Reath LLP, whether or not this Amendment shall become effective.
5.4    Governing Law. This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).
5.5    Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment or the Existing Credit Agreement or any of its rights hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and any such prohibited assignment shall be null and void.
5.6    Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law
5.7    References. From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all Loan Documents, other agreements, instruments, documents, certificates and writings of every kind and nature, shall be deemed to mean the Existing Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

5.8    Partial Release of Security. Without limiting anything herein or in the Credit Agreement or the other Loan Documents, the Lenders confirm that, simultaneous with the consummation of the AS&O Sale, the Liens of the Administrative Agent and the Secured Parties under the Loan Documents on the assets subject to such disposition shall automatically terminate, and the Administrative Agent is authorized to deliver such releases as may be appropriate in connection therewith; provided that the Liens granted under the Loan Documents in all remaining Collateral shall remain in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

PARENT:
INTEGER HOLDINGS CORPORATION
By: /s/ Christopher Thome
Name:    Christopher Thome
Title:    Treasurer

BORROWER:
GREATBATCH LTD.
By: /s/ Timothy G. McEvoy
Name:    Timothy G. McEvoy
Title:    Senior Vice President, Secretary & General Counsel

[Signature Page to Amendment No. 4 to Credit Agreement]

ADMINISTRATIVE AGENT:
MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Administrative Agent and a Lender and on behalf of certain of the consenting Lenders
By: /s/ Michael J. Prendergast
Name:    Michael J. Prendergast
Title:    Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]